UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2014

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 29, 2014, PFG Acquisition Corp. (“Buyer”), an entity affiliated with The Blackstone Group L.P. (“Blackstone”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Tiptree Operating Company, LLC (the “Operating Company”), a subsidiary of Tiptree Financial Inc., (“Tiptree”) and certain shareholders (the “PFG Sellers” and, together with the Operating Company, the “Sellers”) of Philadelphia Financial Group, Inc. (“PFG”), a subsidiary of Tiptree. Pursuant to the terms of the Purchase Agreement, Buyer will acquire (the “Acquisition”), directly or indirectly, all of the issued and outstanding capital stock of PFG Holdings Acquisition Corp. (“Holdings”) and all of the issued and outstanding capital stock of PFG, resulting in Buyer owning, directly or indirectly through Holdings, all of the issued and outstanding capital stock of PFG. Tiptree and Buyer expect to complete the transaction in the third quarter of 2015 after satisfaction of customary closing conditions.

At the closing of the Acquisition, Buyer will pay the Sellers aggregate cash consideration of $155 million for the shares of capital stock of PFG and Holdings, subject to adjustments in respect of, among other things, cash and cash equivalents, net working capital and indebtedness of PFG and its subsidiaries and Holdings. In addition, Buyer will pay the Sellers for 90% of the cash and cash equivalents of one of PFG’s subsidiaries, Philadelphia Financial Administration Services Company, LLC, as of December 31, 2014, two-thirds of which payments will be made on the first anniversary of the closing under the Purchase Agreement and one-third of which will be made on the second anniversary of such closing.

Consummation of the Acquisition is subject to customary conditions, including without limitation: (i) approvals from insurance and other regulatory bodies having jurisdiction over any such matters; and (ii) the absence of any law, injunction, judgment or ruling prohibiting the Acquisition or making the consummation of the Acquisition illegal. Moreover, each of Sellers’ and Buyer’s obligation to consummate the Acquisition is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers); (y) the other party’s compliance with its covenants and agreements contained in the Purchase Agreement in all material respects; and (z) the ability of PFG to prepay certain indebtedness. The Buyer’s obligation to close the Acquisition is also conditioned upon receipt of an acknowledgment of the Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company and certain of their affiliates to be delivered to Buyer to facilitate Buyer’s financing of the Acquisition.

The parties have made customary representations and warranties and covenants in the Purchase Agreement, including without limitation covenants that limit Tiptree’s and certain of its affiliates’ ability to engage in the corporate owned and bank owned life insurance businesses for the two years following the closing of the Acquisition. The parties have also agreed to mutually indemnify each other for breaches of representations and warranties and covenants, subject to certain limitations set forth in the Purchase Agreement. Under some circumstances, the Purchase Agreement would require Tiptree to deposit funds not in excess of 12.9% of the consideration paid to the Sellers at the closing of the Acquisition into an escrow account to support its indemnification obligations.

Buyer has obtained equity commitments from affiliates of Blackstone of approximately $110 million in the aggregate and debt financing commitments from Hanover Finance, Inc. of approximately $130 million in the aggregate for the transactions contemplated by the Purchase Agreement, and has represented in the Purchase Agreement that, upon receipt of the proceeds thereof, Buyer will have access to sufficient cash to consummate the transactions contemplated by the Purchase Agreement.

The Purchase Agreement contains certain termination rights for the Sellers and Buyer. The Sellers have generally authorized the Operating Company to act on their behalf in connection with the Acquisition, including in the exercise of the Sellers’ termination and other rights under the Purchase Agreement. If Tiptree terminates the Purchase Agreement under certain circumstances, including if the proceeds contemplated by the Buyer’s debt commitments are not available at the closing of the Acquisition or upon the Buyer’s failure to timely consummate the Acquisition despite all conditions to closing having been waived or satisfied (other than those conditions that by their nature cannot be satisfied other than at closing), Buyer is required to pay the Sellers a termination fee of $10 million.

The representations and warranties of the Sellers, including the Operating Company, contained in the Purchase Agreement have been made solely for the benefit of Buyer. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to Buyer in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement will be filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding PFG or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of PFG or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding PFG that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Tiptree has filed and may file with the Securities and Exchange Commission.

A copy of the press release announcing the execution of the Purchase Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The information in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect Tiptree’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the Acquisition, the possibility that various closing conditions for the Acquisition may not be satisfied or waived, the possibility that Buyer will be unable to obtain sufficient funds to close the Acquisition, the parties’ ability to consummate the proposed transaction on the contemplated timeline, and other factors which are set forth in Tiptree’s most recent Form 10-K filed with the SEC on March 18, 2014 and in all filings with the SEC made by Tiptree subsequent to the filing of that Form 10-K. Tiptree does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) List of Exhibits:

99.1	Tiptree Financial Inc. press release, dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: October 29, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer